UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   October 30, 2008

CBRL GROUP, INC.

Tennessee	0-25225	62-1749513
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(615) 444-5533

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

October 30, 2008, CBRL Group, Inc. (the “Company”) entered into an employment agreement (the “Agreement”), effective that date, with Michael A. Woodhouse.  Mr. Woodhouse currently serves as the Company’s Chairman, President and Chief Executive Officer.  The Agreement terminated a prior employment agreement dated as of August 1, 2005 (the “Prior Employment Agreement”).

Under the Agreement, Mr. Woodhouse is required to hold the title of either the Company’s Chairman or its Chief Executive Officer.  Unless extended or earlier terminated, the Agreement will terminate on October 31, 2011.  In the event of a Change in Control (defined below), the term of the Agreement is extended through October 31, 2012.

The Agreement requires the Company to pay Mr. Woodhouse a base salary of $1,000,000, which may be increased from time to time (“Base Salary”), and an annual bonus with a target of no less than 125% of Base Salary.  Additionally, with respect to awards under the Company’s long-term incentive plan (the “LTI”), any options to purchase shares of the Company’s common stock that are granted to Mr. Woodhouse during calendar year 2009 will vest ratably in two annual installments; Mr. Woodhouse’s target award under any LTI that covers the Company’s 2011 fiscal year will be 250% of Base Salary (unless it is reduced as part of an across-the-board decrease in target bonuses) and any options granted under such plan will vest one year from the date of grant.  Neither the annual bonus nor the LTI is a guarantee but is subject to satisfaction of such performance and other criteria as may be established by the Company's Compensation Committee (the “Committee”).  The Agreement also provides for Mr. Woodhouse to receive a restricted stock grant of 150,000 shares (the “Restricted Shares”) that is further described in Item 5.02 below.

The Agreement provides that Mr. Woodhouse is entitled to participate in incentive, savings and retirement plans, practices, policies and programs applicable generally to senior executive officers of the Company.  In addition, the Company is required to pay the premiums to maintain in force a policy of term life insurance (face amount of $2.5 million) covering Mr. Woodhouse.

The Agreement may be terminated at any time by the Company without any liability under the following conditions, each of which constitutes “Cause”: (a) fraud or breach by Mr. Woodhouse of securities laws or other willful or grossly negligent acts resulting in investigation by the Securities and Exchange Commission that adversely affects the Company or Mr. Woodhouse's ability to perform his duties, (b) attending work in a state of intoxication or otherwise being found in possession at work of any prohibited drug or substance, (c) personal dishonesty or willful misconduct in connection with his duties, (d) breach of fiduciary duty to the Company involving personal profit, (e) conviction of a felony or a crime involving moral turpitude, (f) material intentional breach by Mr. Woodhouse of any provision of the Agreement or any other Company policy adopted by the Board, or (g) continued failure to perform duties after a written demand from the Board.

If the Company terminates the Agreement other than for Cause, the Company is required to pay Mr. Woodhouse, in addition to any amounts owed through the date of termination of employment, including a prorated portion of any then existing incentive or bonus plan applicable to Mr. Woodhouse (the “Accrued Obligations”), three times his annual Base Salary payable over twenty-four months.  In addition, the Restricted Shares vest and become distributable, subject to the achievement of the applicable performance goals on or prior to the date of termination.  With respect to any unvested stock options, the Company is required to pay Mr. Woodhouse an amount equal to the difference between the market value and the exercise price(s) of the shares subject to such options.  Mr. Woodhouse's participation in the life, medical and disability insurance programs of the Company continues for up to twenty-four months following termination of the Agreement without Cause.

If Mr. Woodhouse dies during the term of the Agreement, the Company is required to pay to Mr. Woodhouse's estate the Accrued Obligations.  If Mr. Woodhouse becomes disabled during the term of the Agreement, the Company may terminate Mr. Woodhouse's employment.  In such event, the Company is required to pay Mr. Woodhouse the Accrued Obligations.  Additionally, the Restricted Shares vest and become distributable, subject to the achievement of the applicable performance goals on or prior to the date of termination.

Mr. Woodhouse may also terminate his employment for no reason or Good Reason (as defined below).  If Mr. Woodhouse terminates his employment without Good Reason, the Agreement terminates without further obligation to Mr. Woodhouse, other than for payment of the Accrued Obligations.  If Mr. Woodhouse terminates his employment for Good Reason, he is entitled to the same benefits he would have received if terminated by the Company without Cause and, if applicable and without duplication, following a Change in Control.

The following factors constitute "Good Reason": (a) assignment of duties inconsistent in any material respect with Mr. Woodhouse's position, authority, duties or responsibilities or demonstrable diminution in Mr. Woodhouse's position, authority, duties or responsibilities (excluding insubstantial and inadvertent actions remedied promptly after receipt of notice), (b) reduction in Base Salary, (c) reduction in the target bonus (expressed as a percentage of Base Salary), (d) failure by the Company to continue in effect any “pension plan or arrangement” or any “compensation plan or arrangement” (except for across-the-board plan changes or terminations similarly affecting other senior executive officers), (e) requiring Mr. Woodhouse to be based in any office or location more than 50 miles from the Company's current headquarters, (f) material breach by the Company of the Agreement, or (g) failure of any successor company to assume expressly and agree to perform the Agreement.

In the event of a Change in Control (as defined below) and Mr. Woodhouse is terminated for reasons other than Cause or he voluntarily terminates his employment for Good Reason, the Company is required to pay Mr. Woodhouse, in addition to any Accrued Obligations, 2.99 times the sum of: (i) his average annual Base Salary for the five fiscal years prior to the termination; and (ii) the greater of: (x) his actual annual incentive bonus for the fiscal year immediately preceding the date of termination; or (y) his target bonus for the year in which the termination date falls.  Also, the Restricted Shares vest and become distributable, subject to the achievement of performance goals through the end of the fiscal quarter prior to the date of termination.  With respect to any unvested stock options, the Company is required to pay Mr. Woodhouse an amount equal to the difference between the market value and the exercise price(s) of the shares subject to such options.  Mr. Woodhouse's participation in the life, medical and disability insurance programs of the Company continues for up to thirty-six months following termination of the Agreement.  Notwithstanding the foregoing, any payments or benefits Mr. Woodhouse would receive as a result of a termination following a Change in Control will be reduced to the extent necessary to prevent the imposition of any excise tax imposed upon “excess parachute payments” by Section 4999 of the Internal Revenue Code.

A "Change in Control" means any change in control reportable as required by the federal securities laws, but specifically including: (a) any person becoming a beneficial owner of 35% or more of the Company's voting securities, unless that acquisition was approved or ratified by a vote of at least 2/3 of the members of the Company's Board of Directors (the "Board") prior to the acquisition, (b) all or substantially all of the assets of the Company are sold or transferred, (c) shareholders approve a plan of liquidation or dissolution, or (d) a majority of the members of the Board change (unless approved by majority of those directors who were directors at the beginning of the term of the Agreement).

The Agreement contains certain business protection provisions that include a requirement that Mr. Woodhouse not disclose confidential information or trade secrets of the Company and a requirement that, during the term of the Agreement and for two years following its termination, Mr. Woodhouse will neither solicit employees of the Company to leave their employment nor hold any position with any entity engaged wholly or in material part in the restaurant or retail business that is similar to that in which the Company or any of its affiliates is engaged.

Item 1.02.  Termination of a Material Definitive Agreement

Reference is made to Item 1.02 of the Company’s Current Report on Form 8-K dated and filed with the Commission on July 1, 2005, which is incorporated herein.  In that 8-K, the Company described the Prior Employment Agreement, which is referred to above in Item 1.01 of this Current Report on Form 8-K.  As indicated in Item 1.01 above, in connection with entering into the Agreement, the Prior Employment Agreement was terminated.  The Prior Employment Agreement was scheduled to expire on August 31, 2009.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Items 1.01 and 1.02 of this Current Report on Form 8-K are incorporated herein by this reference.

In connection with entering into the Agreement, Mr. Woodhouse was awarded 150,000 shares of the Company’s common stock, which vest and become distributable at the rate of 25,000 shares per achievement of six strategic goals: one that must be achieved on or before the end of the Company’s 2009 fiscal year, a second that must be achieved on or before the end of the Company’s 2010 fiscal year and the remaining four that must be achieved on or before the end of the Company’s 2011 fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2008	CBRL GROUP, INC.

	By:	/s/ N.B. Forrest Shoaf
	Name:	N.B. Forrest Shoaf
	Title:	Senior Vice President, Secretary and General Counsel

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